IRADIMED CORPORATION Announces Pricing of Secondary Offering of Common Stock

Winter Springs, Florida, December 18, 2015 – iRadimed Corporation (the “Company”) (NASDAQ:IRMD), today announced the pricing of an underwritten secondary offering of 1,043,479 shares of its common stock by Roger Susi, the President and Chief Executive of the Company (the “Selling Shareholder”).  The Selling Shareholder has also granted the underwriters a 30-day option to acquire an additional 156,521 shares to cover overallotments in connection with the offering.  The shares will be offered at a price of $24.25 per share.  The offering is expected to close on December 23, 2015, subject to customary closing conditions.

Roth Capital Partners is acting as the sole manager for the offering.

The Company will not receive any proceeds from the offering.

The shares described above are being offered by the Selling Stockholder pursuant to the Company’s shelf registration statement filed with the Securities and Exchange Commission (“SEC”).  An electronic preliminary prospectus relating to the offering has been filed with the SEC and is available on the SEC’s website at http://www.sec.gov.  Also, a prospectus supplement relating to the offering will be filed with the SEC and will be available on the SEC’s website at http://www.sec.gov.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. Copies of the preliminary prospectus supplement and accompanying base prospectus relating to this offering may be obtained from Roth Capital Partners, 888 San Clemente, Newport Beach, CA 92660, (800) 678-9147 or by accessing the SEC’s website, www.sec.gov.

Forward-Looking Statements

This press release includes forward-looking statements as defined in the Private Securities Litigation Act of 1995, particularly statements regarding expectations about future events affecting the Company and are subject to risks and uncertainties, all of which are difficult to predict and many of which are beyond the Company’s control and could cause the Company’s actual results to differ materially and adversely from those expressed in its forward-looking statements as a result of various factors, including but not limited to: risks related to the Company’s assumptions regarding its ability to receive approval of its 510(k) submission, additional actions by or requests from the FDA and unanticipated costs or delays associated with resolution of these matters; as well as other factors discussed in the “Risk Factors” section of the Company’s most recent reports filed with the Securities and Exchange Commission (“SEC”), which may be obtained for free at the SEC’s website at www.sec.gov.  There can be no guarantee that the Company’s efforts with the FDA will be successful.  Although the Company believes that the expectations reflected in its forward-looking statements are reasonable, it does not know whether its expectations will prove correct. All forward-looking statements included in this press release are expressly qualified in their entirety by the foregoing cautionary statements. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of today’s date.  The Company does not undertake any obligation to update, amend or clarify these forward-looking statements or the “Risk Factors” contained in the Company’s most recent reports filed with the SEC, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

About iRadimed Corporation

iRadimed Corporation is the only known provider of non-magnetic intravenous (“IV”) infusion pump systems that are designed to be safe for use during magnetic resonance imaging (“MRI”) procedures. Other electromechanical medical devices and pumps contain magnetic and electronic parts that are potentially dangerous to operate in the presence of the powerful magnet that drives an MRI. Our MRidium 3860+ MRI compatible IV infusion pump system has been designed with non-ferrous parts, ceramic ultrasonic motors, non-magnetic mobile stands and other special features in order to safely and predictably deliver anesthesia and other IV fluids during various MRI procedures. Our pump solution provides a seamless approach to providing IV fluids before, during and after an MRI scan, which is important to critically-ill patients who cannot be removed from their vital medications, and children and infants who must generally be sedated in order to remain immobile during an MRI scan.

MRidium is a trademark of iRadimed Corporation.

For more information please visit www.iradimed.com.

Media Contact:
Chris Scott
Chief Financial Officer
iRadimed Corporation
(407) 677-8022
InvestorRelations@iradimed.com